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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the inclusion of our reports on reserves, as of March 31, 2011, of the Underlying Properties and royalty interests to be conveyed to SandRidge Permian Trust and to the inclusion of such reports as an annex to the prospectus included in this Registration Statement on Form S-1 and Form S-3 of SandRidge Permian Trust and SandRidge Energy, Inc., to be filed on or about May 25, 2011 (the "Registration Statement"); to references to Netherland, Sewell & Associates, Inc. in the Registration Statement, including under the heading "Experts"; and to the inclusion in the Registration Statement of information taken from the reports listed below in SandRidge Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on February 28, 2011:

        December 31, 2010, SandRidge Energy, Inc. Interest in Certain Properties located in the United States—SEC Price Case

        December 31, 2009, SandRidge Energy, Inc. Interest in Certain Properties located in the United States—SEC Price Case

        December 31, 2008, SandRidge Energy, Inc. Interest in Certain Properties located in the United States—SEC Price Case

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ C.H. (SCOTT) REES, III
Name: C.H. (Scott) Rees, III, P.E. Title: Chairman and Chief Executive Officer
Dallas, Texas May 25, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS